Exhibit 99.1

GFI Group Inc. Appoints Colin Heffron as CEO and

Announces Fourth Quarter and Full Year 2012 Results

•                  Colin Heffron is named Chief Executive Officer

•                  Michael Gooch will continue to serve as Executive Chairman of the Board

•                  Fourth Quarter

•                  GAAP Total Revenues: $207.3 Million; Non-GAAP Total Revenues: $208.8 Million

•                  GAAP Net Revenues: $173.4 Million; Non-GAAP Net Revenues: $174.9 Million

•                  Software, Analytics and Market Data revenues $22.5 Million, up 16.6% year-over-year

•                  GAAP Net Loss: $11.4 Million or a loss of $0.10 per Diluted Share

•                  Non-GAAP Net Loss: $2.9 Million or a loss of $0.02 per Diluted Share

•                  Non-GAAP Cash Earnings: $18.0 Million or $0.16 per Diluted Share

•                  Full Year

•                  GAAP Total Revenues: $924.6 Million; Non-GAAP Total Revenues: $919.1 Million

•                  GAAP Net Revenues: $787.0 Million; Non-GAAP Net Revenues: $781.5 Million

•                  GAAP Net Loss: $10.0 Million or a loss of $0.09 per Diluted Share

•                  Non-GAAP Net Income: $8.9 Million or $0.07 per Diluted Share

•                  Non-GAAP Cash Earnings: $92.1 Million or $0.75 per Diluted Share

New York,  February 14, 2013 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage services, clearing services, and electronic execution and trading support products for global financial markets, today announced that Colin Heffron was appointed as the Company’s Chief Executive Officer, effective February 14, 2013.  Mr. Heffron will report to GFI’s Board of Directors and be responsible for the overall management of GFI’s business.  Mr. Heffron had been GFI’s President since 2004.  Michael Gooch, will continue to serve as Executive Chairman of the Board and will remain active in setting the strategic direction of the business.

GFI also reported today its financial results for the fourth quarter and full year ended December 31, 2012.

Highlights

•                  GAAP net revenues were $173.4 million for the fourth quarter of 2012, a decrease of 15.2% from $204.6 million in the fourth quarter of 2011.  On a non-GAAP basis, net revenues decreased 9.2% to $174.9 million in the fourth quarter of 2012, from $192.6 million in the fourth quarter of 2011.

•                  Brokerage revenues for the fourth quarter of 2012 declined 13.8% on a GAAP basis to $150.4 million, from $174.5 million, in the fourth quarter of 2011.  On a non-GAAP basis, brokerage revenues decreased 13.1% to $151.0 million in the fourth quarter of 2012, from $173.7 million in the fourth quarter of 2011.

•                  Revenues from trading software, analytics and market data products for the fourth quarter of 2012 were $22.5 million, up 16.6% from $19.3 million in the fourth quarter of 2011.

•                  Compensation and employee benefits expense in the fourth quarter of 2012 was 71.8% and 73.2% of net revenues on a GAAP and non-GAAP basis, respectively. This compares with 78.7% and 71.6% of net revenues on a GAAP and non-GAAP basis, respectively, in the fourth quarter of 2011.

•                  Non-compensation expenses were 33.6% of net revenues on a GAAP basis and 30.5% on a non-GAAP basis in the fourth quarter of 2012.  This compares with 34.5% of net revenues on a GAAP basis and 30.9% on a non-GAAP basis in the fourth quarter of 2011.

•                  Net loss for the fourth quarter of 2012 was $11.4 million on a GAAP basis, or a loss of $0.10 per diluted share, compared with a net loss of $22.1 million, or a loss of $0.19 per diluted share, in the fourth quarter of 2011.  On a non-GAAP basis, net loss was $2.9 million, or a loss of $0.02 per diluted share, for the fourth quarter of 2012, compared with a net loss of $7.5 million, or a loss of $0.06 per diluted share, in the fourth quarter of 2011.

•                  Cash earnings for the three month period ended December 31, 2012 were $18.0 million, or $0.16 per diluted share, compared with $12.5 million, or $0.11 per diluted share, for the same period in 2011.

•                  For the year ended December 31, 2012, GAAP net revenues decreased 10.6% to $787.0 million, from $880.8 million in 2011.  Net loss on a GAAP basis for 2012 was $10.0 million, or a loss of $0.09 per diluted share, compared to a net loss of $3.2 million, or a loss of $0.03 per diluted share, in 2011.  On a non-GAAP basis, net revenues for the year ended December 31, 2012 decreased 10.6% to $781.5 million from $874.5 million for 2011. Non-GAAP net income for 2012 was $8.9 million, or $0.07 per diluted share, compared with $26.5 million, or $0.21 per diluted share, in 2011.

Michael Gooch, Executive Chairman of GFI, commented: “I am proud to announce the appointment of Colin Heffron as GFI’s next CEO.  In his 25 years with the company, Colin has succeeded in every role and executive capacity he has undertaken.  He has demonstrated extraordinarily leadership as Company President and his appointment as CEO reflects the breadth of his responsibilities at GFI and stature within the industry.  I look forward to continuing to work with Colin in my role as Executive Chairman of the Company.”

“Mr. Gooch further commented “Regulatory, market and economic uncertainty combined with seasonally slow trading resulted in difficult trading conditions in the fourth quarter.   Non-GAAP net revenues and brokerage revenues were down 9.2% and 13.1%, respectively, in the fourth quarter compared to 2011.  However, despite these conditions, GFI’s software, analytics and market data revenues grew 16.6% year over year in the fourth quarter, largely due to growth at Trayport, and GFI moved forward with on-going technology development and cost-reduction initiatives.  We expect to continue to expand our higher-margin, subscription-based Trayport and Fenics software businesses by leveraging their networks and diversifying their product offerings.

“Hurricane Sandy reinforced our belief that proprietary technology provides GFI with a clear competitive advantage.  GFI’s electronic trade matching technology, as well as its disaster recovery sites in New Jersey, enabled our New York area operations to resume business within days of the storm without significant operational disruption. The breadth of GFI’s technology includes significant product and geographical coverage, with electronic trade matching capabilities on approximately 40% of GFI’s desks globally.  Over 60% of GFI’s brokerage revenues, excluding Kyte, are supported by our proprietary trading technology.

“We continued to reduce GFI’s cost base, largely through headcount reductions and by building more flexibility into compensation arrangements over time.  During 2012, we reduced expenses, mainly in the compensation area, by approximately $31 million and are on track to reach over $50 million in total cost savings, over 2011 expense levels, in 2013.  We expect to realize these cost savings relatively equally among the four quarters in 2013, and are encouraged with January’s preliminary results indicating improved profitability compared to last year.

“GFI continues to play an active role in the implementation of swaps market regulatory reform in the U.S., Europe and Asia.  GFI is readying itself to fully serve its global clientele upon completion of the various rulemaking processes.

“Through the second week of February, GFI’s preliminary 2013 total revenues are tracking down approximately 6% compared with total revenues for the same period last year.  We believe that GFI’s revenue performance is within the range of volume or revenue results reported in the broader exchange-traded and OTC derivative markets.

“It is important to note that GFI’s non-GAAP cash EPS was $0.16 per diluted share in the fourth quarter of 2012, up from $0.11 per diluted share in the fourth quarter of 2011, and consistent with the $0.17 per diluted share achieved in the third quarter of 2012.  We also paid the Company’s regular dividend for the fourth quarter of 2012 on an accelerated basis on December 27, 2012.”

Revenues

Net revenues were $173.4 million and $174.9 million on a GAAP and non-GAAP basis, respectively, in the fourth quarter of 2012, as compared with $204.6 million and $192.6 million on a GAAP and non-GAAP basis, respectively, in the fourth quarter of 2011.

GAAP brokerage revenues were $150.4 million compared with $174.5 million in the fourth quarter of 2011. Revenues from fixed income, equity and commodity products were down 17.2%, 16.2%and 21.4%, respectively, compared with the fourth quarter of 2011.  Financial product revenues were up 1.5% over the same period.  By geographic region, brokerage revenues for the fourth quarter of 2012 declined 21.9% in the Americas, 7.5% in Europe, Middle East and Africa and 7.9% in Asia-Pacific, as compared with the same quarter of 2011.

Revenues from trading software, analytics and market data products for the fourth quarter of 2012 were $22.5 million, up 16.6% from $19.3 million in the fourth quarter of 2011.

Expenses

For the fourth quarter of 2012, compensation and employee benefits expense was $124.6 million on a GAAP basis and $128.0 million on a non-GAAP basis.  This compares with $161.1 million on a GAAP basis and $138.0 million on a non-GAAP basis in the fourth quarter of 2011. Compensation and employee benefits expense was 71.8% and 73.2% of net revenues on a GAAP and non-GAAP basis, respectively, in the fourth quarter of 2012 compared with 78.7% and 71.6% of net revenues on a GAAP and non-GAAP basis, respectively, in the fourth quarter of 2011.

On a GAAP basis, non-compensation expenses for the fourth quarter of 2012 were $58.3 million, or 33.6% of net revenues, compared with $70.5 million, or 34.5% of net revenues, in the fourth quarter of 2011. On a non-GAAP basis, non-compensation expenses for the fourth quarter of 2012 were $53.3 million, or 30.5% of net revenues, compared with $59.5 million, or 30.9% of net revenues, in the fourth quarter of 2011.

Earnings

Net loss on a GAAP basis for the fourth quarter of 2012 was $11.4 million, or a loss of $0.10 per diluted share, compared with a net loss of $22.1 million, or a loss of $0.19 per diluted share, in the fourth quarter of 2011.  On a non-GAAP basis, net loss for the fourth quarter of 2012 was $2.9 million, or a loss of $0.02 per diluted share, compared with a net loss of $7.5 million, or a loss of $0.06 per diluted share, for the fourth quarter of 2011.

Full Year Results

Net revenues for the year ended December 31, 2012 were $787.0 million on a GAAP basis, compared to net revenues of $880.8 million for the year ended December 31, 2011.  Net loss was $10.0 million on a GAAP basis, or a loss of $0.09 per diluted share, for 2012 compared with a net loss of $3.2 million, or a loss of $0.03 per diluted share, for the same period in 2011.  On a non-GAAP basis, net revenues for the year ended December 31, 2012 were $781.5 million compared to $874.5 million for the same period in 2011.  Non-GAAP net income was $8.9 million, or $0.07 per diluted share, for 2012 compared with non-GAAP net income of $26.5 million, or $0.21 per diluted share, for 2011.

The effective non-GAAP tax rate for 2012 was approximately 11.9%, as compared to 39.0% in 2011.  This was largely driven by a release in the quarter of a tax liability related to prior years.  Excluding this non-recurring tax item, the effective non-GAAP tax rate would have been 33.0% for 2012.

Non-GAAP Financial Measures

To supplement GFI’s unaudited financial statements presented in accordance with GAAP, the Company uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by GFI include non-GAAP total revenues, non-GAAP net revenues, non-GAAP provision for or benefit from income taxes, non-GAAP net income, non-GAAP diluted earnings per share, cash earnings and cash earnings per share. These non-GAAP financial measures currently exclude from the Company’s statement of income amortization of acquired intangibles and certain other items that management views as non-operating, non-recurring or non-cash as detailed in the reconciliation included in the financial tables attached to this release.

In addition, GFI may consider whether other significant non-operating, non-recurring or non-cash items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.  The non-GAAP financial measures also take into account estimated adjustments to income tax expense with respect to the excluded items.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. GFI’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items GFI excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude amortization of acquired intangibles because when analyzing the operating performance of an acquired business, GFI’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity, as compared to the purchase price paid) without taking into consideration any charges for allocations made for accounting purposes. Further, because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets, when analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of acquired intangible assets on its financial results. GFI believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

A reconciliation of these non-GAAP financial measures to GAAP is included in the financial tables attached to this release.

Conference Call

GFI has scheduled an investor conference call to discuss its Fourth quarter results at 8:30 a.m. (Eastern Time) on Friday, February 15, 2013. Those wishing to listen to the live conference call via telephone should dial 1-800-860-2442 in North America and +1-412-858-4600 outside of North America, and ask for “GFI”.

A live audio web cast of the conference call will be available on the Investor Relations section of GFI’s Website. For web cast registration information, please visit: http://www.gfigroup.com. Following the conference call, an archived recording will be available.

Supplementary Financial Information

GFI has posted details of its historical monthly brokerage revenues on the Investor Relations page of its web site under the heading Supplementary Financial Information. The Company currently plans to post this information quarterly in conjunction with its announcement of earnings, but does not undertake a responsibility to continue to provide or update such information.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Nyon, Hong Kong, Seoul, Singapore, Manila, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima, Dubai, Dublin, Tel Aviv, Los Angeles and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking Statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President

investorinfo@gfigroup.com

Chris Ann Casaburri Grimmett

Investor Relations Manager

212-968-4167

chris.grimmett@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES FOLLOW -

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
Agency commissions	$104,110	$125,584	$484,386	$561,026
Principal transactions	46,329	48,907	211,159	235,580
Total brokerage revenues	150,439	174,491	695,545	796,606
Clearing services revenues	29,704	25,513	118,011	112,735
Interest income from clearing services	639	682	1,964	2,300
Equity in net earnings of unconsolidated businesses	2,327	523	8,569	10,466
Software, analytics and market data	22,482	19,292	84,153	73,620
Other income	1,703	13,829	16,345	19,746
Total revenues	207,294	234,330	924,587	1,015,473

Interest and transaction-based expenses
Transaction fees on clearing services	28,738	24,074	113,726	108,283
Transaction fees on brokerage services	4,831	5,184	22,843	24,541
Interest expense from clearing services	293	496	973	1,878
Total interest and transaction-based expenses	33,862	29,754	137,542	134,702
Revenues, net of interest and transaction-based expenses	173,432	204,576	787,045	880,771

Expenses
Compensation and employee benefits	124,574	161,068	546,501	627,368
Communications and market data	14,131	15,364	60,760	60,728
Travel and promotion	8,503	9,887	35,850	40,011
Rent and occupancy	2,908	6,481	23,667	24,664
Depreciation and amortization	9,122	9,278	36,624	38,943
Professional fees	5,768	7,772	23,238	27,413
Interest on borrowings	6,805	7,512	26,885	25,759
Other expenses	11,047	14,244	34,777	35,803
Total other expenses	182,858	231,606	788,302	880,689

(Loss) income before provision for income taxes	(9,426)	(27,030)	(1,257)	82

Provision for (benefit from) income taxes	1,688	(4,945)	8,387	2,647

Net loss before attribution to non-controlling stockholders	(11,114)	(22,085)	(9,644)	(2,565)

Less: Net income attributable to non-controlling interests	258	58	309	616
GFI’s net loss	$(11,372)	$(22,143)	$(9,953)	$(3,181)

Basic loss per share	$(0.10)	$(0.19)	$(0.09)	$(0.03)
Diluted loss per share	$(0.10)	$(0.19)	$(0.09)	$(0.03)

Weighted average shares outstanding - basic	115,837,632	115,804,367	116,014,202	118,334,995

Weighted average shares outstanding - diluted	115,837,632	115,804,367	116,014,202	118,334,995

GFI Group Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

As a Percentage of Net Revenues

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues
Agency commissions	60.0%	61.4%	61.5%	63.7%
Principal transactions	26.7%	23.9%	26.8%	26.7%
Total brokerage revenues	86.7%	85.3%	88.3%	90.4%
Clearing services revenues	17.1%	12.5%	15.0%	12.8%
Interest income from clearing services	0.4%	0.3%	0.2%	0.3%
Equity in net earnings of unconsolidated businesses	1.3%	0.3%	1.1%	1.2%
Software, analytics and market data	13.0%	9.3%	10.7%	8.4%
Other income	1.0%	6.8%	2.1%	2.2%
Total revenues	119.5%	114.5%	117.4%	115.3%

Interest and transaction-based expenses
Transaction fees on clearing services	16.6%	11.8%	14.4%	12.3%
Transaction fees on brokerage services	2.8%	2.5%	2.9%	2.8%
Interest expense from clearing services	0.1%	0.2%	0.1%	0.2%
Total interest and transaction-based expenses	19.5%	14.5%	17.4%	15.3%
Revenues, net of interest and transaction-based expenses	100.0%	100.0%	100.0%	100.0%

Expenses
Compensation and employee benefits	71.8%	78.7%	69.4%	71.2%
Communications and market data	8.1%	7.5%	7.7%	6.9%
Travel and promotion	4.9%	4.8%	4.6%	4.6%
Rent and occupancy	1.7%	3.2%	3.0%	2.8%
Depreciation and amortization	5.3%	4.5%	4.7%	4.4%
Professional fees	3.3%	3.8%	3.0%	3.1%
Interest on borrowings	3.9%	3.7%	3.4%	2.9%
Other expenses	6.4%	7.0%	4.4%	4.1%
Total other expenses	105.4%	113.2%	100.2%	100.0%

(Loss) income before provision for income taxes	-5.4%	-13.2%	-0.2%	0.0%

Provision for (benefit from) income taxes	1.0%	-2.4%	1.1%	0.3%

Net loss before attribution to non-controlling stockholders	-6.4%	-10.8%	-1.3%	-0.3%

Less: Net income attributable to non-controlling interests	0.2%	0.0%	0.0%	0.1%
GFI’s net loss	-6.6%	-10.8%	-1.3%	-0.4%

GFI Group Inc. and Subsidiaries

Selected Financial Data (unaudited)

(Dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Brokerage Revenues by Product Categories:
Fixed Income	$39,090	$47,222	$188,328	$234,498
Financial	41,627	41,016	185,062	191,689
Equity	30,780	36,715	135,826	174,862
Commodity	38,942	49,538	186,329	195,557

Total brokerage revenues	$150,439	$174,491	$695,545	$796,606

Brokerage Revenues by Geographic Region:
Americas	$59,171	$75,739	$274,498	$311,519
Europe, Middle East, and Africa	76,054	82,229	345,069	392,895
Asia-Pacific	15,214	16,523	75,978	92,192

Total brokerage revenues	$150,439	$174,491	$695,545	$796,606

	December 31,	December 31,
	2012	2011

Consolidated Statement of Financial Condition Data:
Cash and cash equivalents	$227,441	$245,879
Cash held at clearing organizations, net of customer cash	19,636	41,646
GFI’s total balance sheet cash	247,077	287,525
Balance sheet cash per share	2.11	2.45

Total assets (1)	1,180,061	1,190,549
Total debt	250,000	250,000
Stockholders’ equity	425,082	447,212

Selected Statistical Data:
Brokerage personnel headcount (2)	1,188	1,271
Employees	2,062	2,176
Broker productivity for the period (3)	$125	$136

(1)                                 Total assets include receivables from brokers, dealers and clearing organizations of $252.7 million and $251.8  million at December 31, 2012 and December 31, 2011, respectively. These receivables primarily represent securities transactions entered into in connection with our matched principal business which have not settled as of their stated settlement dates, as well as balances with clearing organizations. These receivables are substantially offset by corresponding payables to brokers, dealers and clearing organizations and to clearing customers, for these unsettled transactions.

(2)                                 Brokerage personnel headcount includes brokers, traders, trainees and clerks.

(3)                                 Broker productivity is calculated as brokerage revenues divided by average monthly brokerage personnel headcount for the quarter.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

GAAP revenues	$207,294	$234,330	$924,587	$1,015,473
Mark-to-market loss (gain) on forward hedges of future foreign currency revenues	734	(1,487)	1,021	239
Fair value mark-to-market gain on future purchase commitment	(447)	(9,679)	(9,545)	(6,941)
Fair value mark-to-market loss on warrants on investee shares	638	—	2,475	—
Accounting impact of increased ownership stake in an investee	—	—	—	1,863
Recovery of previously reserved balances	—	—	—	(609)
Trading losses (revenues) from start-up operations	539	(817)	539	(817)
Total Non-GAAP Revenues	208,758	222,347	919,077	1,009,208

GAAP interest and transaction-based expenses	33,862	29,754	137,542	134,702

Non-GAAP revenues, net of interest and transaction-based expenses	174,896	192,593	781,535	874,506

GAAP other expenses	182,858	231,606	788,302	880,689
Amortization of intangibles	(2,531)	(2,955)	(11,293)	(12,190)
Change in estimate - Kyte opening balance sheet liability	3,474	—	3,474	—
Adjustment of sublease loss accrual	3,215	—	3,215	—
Costs associated with Hurricane Sandy	(904)	—	(904)	—
Closure of certain desks in Asia	—	—	(1,578)	—
Writedown of available for sale securities	—	(4,094)	(5,362)	(4,094)
Gain on settlement of pre-acquisition receivable	—	—	—	942
Debt redemption costs	—	—	—	(5,975)
Writedown of investments in unconsolidated affiliates	—	(2,480)	—	(4,735)
Severance and other restructuring	—	(19,732)	—	(19,732)
Expenses from start-up operations	(4,803)	(4,871)	(4,803)	(4,871)
Non-GAAP other expenses	181,309	197,474	771,051	830,034

Non-GAAP pre-tax (loss) income	(6,413)	(4,881)	10,484	44,472

Income tax impact on Non-GAAP items	(3,649)	7,483	2,616	14,697
Plus: Non-operating adjustment for the recognition of a tax benefit related to the repatriation of international profits	(1,813)	—	(7,097)	—
Plus: Non-operating adjustment for the recognition of a tax benefit related to interest income between international affiliates	(44)	—	(2,655)	—
Non-GAAP (benefit from) provision for income taxes	(3,818)	2,538	1,251 (1)	17,344

Less: Net income attributable to non-controlling interests	258	58	309	616

GFI’s Non-GAAP net (loss) income	$(2,853)	$(7,477)	$8,924	$26,512

Non-GAAP diluted net (loss) income per share	$(0.02)	$(0.06)	$0.07	$0.21

Pre-tax adjustments to arrive at cash earnings
Amortization of RSUs	7,732	7,645	32,365	30,831
Amortization of prepaid sign-on and retention bonuses	6,540	5,984	25,472	23,281
Depreciation and other amortization	6,591	6,302	25,331	26,732
Total pre-tax adjustments to cash earnings	20,863	19,931	83,168	80,844

Non-GAAP pre-tax cash earnings from ongoing operations	14,450	15,050	93,652	125,316

Non-GAAP (benefit from) provision for income taxes	(3,818)	2,538	1,251 (1)	17,344

Less: Net income attributable to non-controlling interests	258	58	309	616

GFI’s Non-GAAP net cash earnings from ongoing operations	$18,010	$12,454	$92,092	$107,356

Non-GAAP cash earnings per share	$0.16	$0.11	$0.75	$0.85

Weighted average shares outstanding - diluted	115,837,632	115,804,367	123,455,160	126,608,348

(1)         As discussed in GFI’s fourth quarter and full year 2012 earnings release, non-GAAP provision for income taxes includes a non-recurring adjustment related to the release of a tax liability related to prior years.  Excluding this item, 2012 non-GAAP provision for income taxes would have been $3,481, resulting in an effective non-GAAP tax rate of approximately 33%.  On a GAAP basis, GFI’s effective tax rate was approximately -667% for 2012 and 3,228% for 2011.

GFI Group Inc.

Adjusted EBITDA

($ in ‘000’s, except share and per share amounts)	4Q11	1Q12	2Q12	3Q12	4Q12	Last twelve months (LTM)

Net (loss) income per U.S. GAAP before attribution to non-controlling interests	$(22,085)	$4,940	$5,335	$(8,805)	$(11,114)

Plus: Net (income) loss attributable to non-controlling interests	(58)	(148)	(15)	112	(258)
GFI’s net (loss) income	(22,143)	4,792	5,320	(8,693)	(11,372)

Plus: Extraordinary and other non-recurring pretax items (i.e., non-GAAP adjustments)	22,149	5,399	(3,128)	6,457	3,013

Plus: Interest expense	8,008	7,255	6,685	6,820	7,098

Less: Interest income	(835)	(680)	(622)	(614)	(849)

Plus: Income tax (benefit) expense	(4,945)	2,779	2,282	1,638	1,688

Plus: Depreciation and amortization expense (excluding intangibles)	6,302	6,242	6,174	6,324	6,591

Plus: Amortization of RSUs	7,645	9,052	7,830	7,751	7,732

Plus: Amortization of prepaid sign-on and retention bonuses	5,984	6,595	6,041	6,296	6,540

Adjusted EBITDA	$22,165	$41,434	$30,582	$25,979	$20,441	$118,436

Weighted average shares outstanding - diluted						123,455,160

Adjusted EBITDA per share (pre-tax)						$0.96